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                                                      ITEM 14(a)3, EXHIBIT 10.20


                          TESORO PETROLEUM CORPORATION

                         PHANTOM STOCK OPTION AGREEMENT


         THIS AGREEMENT, effective October 29, 1997, is by and between Bruce A. Smith, Chairman of the Board of Directors, Chief Executive Officer and President of Tesoro Petroleum Corporation (the "CEO") and Tesoro Petroleum Corporation, a Delaware corporation (the "Company").

                                  WITNESSETH:

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that a phantom stock option grant should be awarded to the CEO as stock-related compensation as part of the Company's long term incentive program and in recognition of the valuable contribution of the CEO and has directed the Company to enter into this Phantom Stock Option agreement (the "Agreement") with the CEO;

         NOW, THEREFORE, the Company and the CEO agree as follows:

         1. GRANT OF OPTION ON PHANTOM STOCK. The Company hereby grants to the CEO effective October 29, 1997, ("Date of Grant"), an option on 175,000 notional shares ("Phantom Option Shares") of the Company's common stock, to receive cash compensation on the terms and conditions set forth in this Agreement, with such cash compensation at the time of exercise of the option being equal to the difference between the average of the highest and lowest quoted selling prices of the Company's common stock as quoted by the New York Stock Exchange on the trading date immediately preceding the date of exercise of the option and $16.9844, which was the average of the highest and lowest quoted selling prices on the Date of Grant. This option on Phantom Option Shares does not create any right of the CEO to shares of the Company's common stock, but only to receive the cash compensation as provided in this Agreement. The Company, under the Company's Executive Long-Term Incentive Plan or successor thereto (hereinafter referred to as the "Plan"), reserves the right to convert this option to a non-qualified stock option to purchase shares of the Company's common stock upon approval of the Committee provided for in the Plan, without the prior consent of the CEO.

         2. PERIOD OF OPTION. The option granted herein will expire at 4:00 p.m. Central time on October 28, 2007, (Expiration Time) except that if the CEO ceases for any reason to be employed by the Company before the Expiration Time, the option shall terminate, subject to the provisions of Sections 7,8, 9 and 10 below.

         This option shall not be exercisable unless, at the time of such exercise, the CEO shall have completed at least twelve (12) months of service with the Company immediately following the Date of Grant.
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         Leave of absence, if approved in writing by an authorized officer of the Company, shall not be considered an interruption, cessation or termination of employment or continuous service for any purpose of this Agreement.

         The right to exercise the option shall occur in four (4) installments. The first such installment shall vest on the first anniversary of the Date of Grant and an additional installment shall vest on each succeeding anniversary of the Date of Grant to and including the fourth such anniversary. The number of Phantom Option Shares comprised in each of the first three (3) installments, shall be equal to fifteen percent (15%) of the total number of Phantom Option Shares, except that if this creates a number consisting of partial shares, such installment shall be rounded down to the nearest whole number of shares. The number of Phantom Option Shares comprised in the fourth installment shall be the balance of the Phantom Option Shares.

         The right to exercise this option with respect to the Phantom Option Shares comprised in each installment is cumulative; i.e., once such right has become exercisable it may be exercised in whole at any time or in part from time to time until the termination or expiration of this option.

         3. EXERCISE AND PAYMENT. The CEO may exercise this option in whole or in part (but not as to a fraction of a Phantom Option Share) by giving written notice to the Company, in a form satisfactory to the Company, specifying the number of Phantom Option Shares in respect of which the CEO elects to exercise this option. This option shall be canceled in relation to the number of Phantom Option Shares in respect of which this option is exercised. Upon each exercise of this option, the Company as promptly as practicable, shall mail or deliver to the CEO a check in the amount determined to be due to the CEO in accordance with Section 1 of this Agreement.

         4. NON-TRANSFERABILITY. This option and any rights and benefits under this Agreement may not be sold, transferred, pledged, encumbered, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and it shall be exercisable, during the lifetime of the CEO, only by the CEO.

         5. TERMINATION OF EMPLOYMENT FOR CAUSE. If the CEO's employment with the Company is terminated for Cause, all outstanding options under this Agreement held by the CEO shall be forfeited immediately, and no additional time for exercise shall be allowed regardless of the vested status of the options. For this purpose, "Cause" shall be determined by the Company's Board of Directors and shall have the meaning set forth in Article 2(f) of the Plan.

         6. DISABILITY OF RECIPIENT. If the CEO becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while the CEO is employed by the Company and such employment is terminated by reason of Disability as defined in Article 2(l) of the Plan, this option shall be exercisable within, but only within, the period of one year next succeeding the date that the Company determines the definition of Disability to have been satisfied, but in no event after the Expiration Time, to the same extent the CEO was entitled to exercise it on the date of determination of the CEO's Disability.

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         7.      DEATH OF CEO.  If the CEO dies while employed by the Company all options which are exercisable as of the date of death shall be exercisable within, but only within, the period of one year next succeeding the date of death, but in no event after the Expiration Time, to the same extent the CEO was entitled to exercise it on the date of the CEO's death. The term "CEO," as used in this option, shall be deemed to include the estate of the CEO or any person who acquired the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the CEO.

         8. TERMINATION BY RETIREMENT. In the event that the CEO's employment is terminated by reason of Retirement as defined in Article 2(ab) of the Plan, all outstanding options which are exercisable as of the date of Retirement shall remain exercisable at any time prior to the Expiration Time, or for three (3) years after the effective date of Retirement, whichever is shorter.

         9. EMPLOYMENT TERMINATION FOLLOWED BY DEATH. In the event that the CEO's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the CEO dies, then the remaining exercise period under outstanding vested options shall equal the longer of (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such options shall be exercisable by such person or persons who shall have been named as the CEO's beneficiary, or by such persons who have acquired the CEO's rights under the option by will or by the laws of descent and distribution.

         10. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the CEO's employment shall terminate for any reason other than Retirement, death, Disability, for Cause or a Change in Control (as defined in the Plan), all options held by the CEO which are not vested as of the effective date of such termination shall be forfeited to the Company. In the event of termination for any reason other than Retirement, death, Disability, for Cause or a Change in Control, options which are vested as of such termination shall remain exercisable by Recipient for three (3) months after the effective date of such termination.

         11. EMPLOYMENT. This Phantom Stock Option Agreement confers no right upon the CEO with respect to the continuation of employment with the Company, and subject to any contractual rights of CEO, shall not interfere with the right of the Company, or of the CEO, to terminate CEO's employment at any time.

         12. ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS. The provisions of this Phantom Stock Option Agreement are subject to adjustments in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, common stock combination or other change in the corporate structure of the Company affecting the common stock of the Company. The Committee provided for in the Plan, may make such adjustments as it may determine to be appropriate and equitable, in its sole discretion, to prevent dilution or enlargement of rights, provided that the number of Phantom Option Shares subject to this Agreement shall always be a whole number.





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         13.     CHANGE IN CONTROL.  Upon the occurrence of a Change in Control of the Company (as defined in the Plan), the provisions of Section 2, above which require that (i) the CEO shall have completed at least twelve (12) months of continuous employment with the Company and (ii) the right to exercise this option shall accrue in four (4) installments, shall be without force or effect, and any portion of this option which, but for such restrictions, would be exercisable in full, shall become immediately exercisable in full until this option shall expire or terminate.

         14. FUNDING. It is specifically recognized by the Company and the CEO that this Agreement is only a general corporate obligation and that the CEO and the CEO's estate or any person who acquired any right to this Agreement by bequest or inheritance or otherwise, must rely upon the general credit of the Company for fulfillment of its obligations under this Agreement. No specific assets of the Company have been set aside or pledged in any way for the performance by the Company of its obligations under this Agreement nor shall any assets be pledged or set aside in any manner in the future to assure the performance by the Company of its obligations under this Agreement in any form in which they cannot be reached by the general creditors of the Company. It is intended that this Agreement shall be unfunded for tax purposes.

         15. RESPONSIBILITY FOR WITHHOLDING OF TAXES. The Company will calculate the deductions from the amount of the compensation paid under this Agreement for any taxes required to be withheld by federal, state or local government and will cause them to be withheld.

         16. LIMITATION OF RIGHTS. Nothing in this Agreement will be construed: (i) to give the CEO any right with respect to any compensation except under the terms of this Agreement, (ii) to give the CEO or his estate or any person who acquired any right by bequest or inheritance or otherwise any interest or right under this Agreement other than that of an unsecured general creditor of the Company.

         17. NONALIENATION OF BENEFITS. No right or benefit provided by this Agreement is transferable. No right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, sale, assign, pledge, encumber or charge the same will be void. No right or benefit under this Agreement will be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to receive the benefit. Should the CEO or the CEO's estate or any person who acquired any benefit by bequest or inheritance or otherwise, become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the benefit provided by this Agreement, that benefit will, in the sole discretion of the Company, cease. In that event, the Company may hold or apply the benefit or any part of it for the benefit of the CEO or the CEO's estate or any person who acquired any benefit by bequest or inheritance or otherwise, in any manner or in any proportion the Company believes to be proper in its sole discretion, but it is not required to do so.

         18. AMENDMENT OR TERMINATION OF THIS AGREEMENT. This Agreement may only be modified or terminated by an instrument in writing and executed by the Company and the CEO.





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         19.     SEVERABILITY.  If any term, provision, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable, the remaining portions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

         20. NOTICE. Any notice hereunder by the CEO shall be given to the Company in writing and shall be deemed duly given only upon receipt thereof by the Secretary or an Assistant Secretary of the Company at the Company's office at 8700 Tesoro Drive, San Antonio, Texas 78217, or at such other address as the Company may designate by notice to the CEO. Any notice hereunder by the Company to the CEO shall be given in writing at such address as the CEO has on file with the Company.

         21. INTERPRETATION AND CONSTRUCTION. The construction and interpretation of this Phantom Stock Option Agreement is vested in the Committee provided for in the Plan, and any construction and interpretation by such Committee shall be final and conclusive, and binding on all parties, including the Company, the CEO and the CEO's heirs, estate and beneficiary. The section headings are for convenience of reference only and shall not be deemed part of, or germane to the interpretation or construction thereof.

         22. GOVERNING LAW. This Agreement shall be construed, administered and governed in all respect by the laws of the State of Texas.

         23. BINDING EFFECT. This Agreement shall be binding upon the Company, its successors and assigns and the heirs, successors, legal representatives and other persons claiming by, through or under the CEO.

                                               TESORO PETROLEUM CORPORATION

                                               By: /s/ JAMES C. REED, JR.
                                                  ----------------------------
                                                  JAMES C. REED, JR.
                                                  Executive Vice President,
                                                  General Counsel and Secretary



                                               /s/ BRUCE A. SMITH
                                               -------------------------------
                                               BRUCE A. SMITH





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